UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2021
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware		000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street,	Suite 2800
Chicago,	Illinois		60661
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	NASDAQ	Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 23, 2021, LKQ Corporation ("LKQ" or the "Company") and certain other subsidiaries of LKQ (collectively, the "Borrowers") entered into Amendment No. 6 to the Fourth Amended and Restated Credit Agreement dated January 29, 2016 (the "Credit Agreement") with the several lenders from time to time party thereto; Wells Fargo Bank, National Association, as administrative agent; Bank of America, N.A. and MUFG Bank, Ltd. ("MUFG") as syndication agents; Citizens Bank, N.A.; SunTrust Bank (now known as Truist Bank); BBVA Compass; PNC Bank, National Association; HSBC Bank USA, National Association; TD Bank, N.A.; and Capital One, National Association, as documentation agents; and Wells Fargo Securities, LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and MUFG, as joint bookrunners and joint lead arrangers.
Amendment No. 6 to the Credit Agreement modifies certain interest rates to provide that (1) Loans denominated in euros shall bear interest at a rate per annum equal to the Euro Interbank Offered Rate as administered by the European Money Markets Institute (or a comparable or successor administrator approved by the Administrative Agent) plus the Applicable Rate, (2) Swingline Loans denominated in Pounds Sterling shall bear interest at a rate per annum equal to the Sterling Overnight Index Average as administered by the Bank of England (or any successor administrator of the Sterling Overnight Index Average) (“SONIA”) plus the Applicable Rate, (3) Revolving Loans denominated in Pounds Sterling shall bear interest at a rate per annum equal to SONIA plus an adjustment equal to 0.0326% per annum plus the Applicable Rate, and (4) loans denominated in Swiss Francs shall bear interest at a rate per annum equal to the Swiss Average Rate Overnight as administered by SIX Swiss Exchange AG (or any successor administrator of the Swiss Average Rate Overnight) plus the Applicable Rate. All other interest rates remain the same. Amendment No.6 also makes other immaterial or clarifying modifications and amendments to the terms of the Credit Agreement. These amendments were necessary given that the syndicated loan market is transitioning from using the LIBO Rate as an interest rate for all loans to specific risk free rates for loans in each currency beginning with Pound Sterling and Swiss Francs. LKQ expects to amend its Credit Agreement in the future to incorporate other risk free rates for those loans that still bear interest at the LIBO Rate plus the Applicable Margin as the syndicated loan market continues to transition away from the LIBO Rate.
This summary does not purport to be complete and is subject to and qualified in its entirety by reference to Amendment No. 6 to the Fourth Amended and Restated Credit Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Amendment No. 6 dated as of November 23, 2021 to the Fourth Amended and Restated Credit Agreement, which is Exhibit A to the Amendment and Restatement Agreement dated as of January 29, 2016 by and among LKQ Corporation and certain additional subsidiaries of LKQ Corporation, as borrowers, certain financial institutions, as lenders, and Wells Fargo Bank, National Association, as administrative agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 30, 2021

LKQ CORPORATION

By:	/s/ Varun Laroyia
Varun Laroyia
Executive Vice President and Chief Financial Officer